Exhibit 99.(h)(6)(x)

JOINDER AGREEMENT
(BAILLIE GIFFORD FUNDS)

JOINDER AGREEMENT NO. 3, dated as of December 28, 2021 (this “Joinder Agreement”), by and among each corporation and each trust listed on Schedule 1 hereto (the “Companies”) and The Bank of New York Mellon (the “Bank”).

RECITALS

A.                                Reference is made to the Credit Agreement, dated as of May 1, 2017, among each corporation and each trust listed on Schedule 2 hereto and the Bank (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.                                 Each term defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.                                    Request.  Pursuant to Section 2.8(a) of the Credit Agreement, the Borrowers hereby request that (a) each corporation and each trust listed on Annex A hereto (each a “New Company”) be added as a “Company” for all purposes of the Loan Documents, and (b) each Series of a Company (including any New Company) listed on Annex B hereto (each a “New Fund”) be added as a “Fund” for all purposes of the Loan Documents.

2.                                    Joinder; Reaffirmation.

(a)                               Each party hereto hereby agrees that on and as of the Joinder Effective Date (as defined below) (i) each New Company shall be deemed to be a “Company” for all purposes of the Loan Documents, (ii) each New Fund shall be deemed to be a “Fund” for all purposes of the Loan Documents, (iii) Schedule 1 to the Credit Agreement shall be automatically amended and restated in the form of Schedule 1 to this Joinder Agreement, and (iv) this Joinder Agreement shall be and become a “Loan Document”.

(b)                              As of the Joinder Effective Date, each Company Borrower that is a New Company and each Series Borrower that is comprised of a New Fund (each of the foregoing, a “New Borrower”) hereby represents and warrants, to the extent applicable, that each of the representations and warranties contained in Article 4 of the Credit Agreement with respect to such New Borrower are true and correct in all respects on and as of the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date (unless any such representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date).

(c)                               Each New Borrower hereby acknowledges that it has received a copy of each Loan Document.

3.                                    Effectiveness.  This Joinder Agreement shall become effective upon the first date that this Joinder Agreement shall have been executed and delivered by or on behalf of each existing Borrower, the Bank, and each New Borrower (the “Joinder Effective Date”).

4.                                    Binding Effect; Several Agreement.  All covenants, promises and agreements by or on behalf of any party hereto that are contained in this Joinder Agreement shall bind and inure to the benefit of each other party hereto and their respective successors and assigns.

5.                                    GOVERNING LAW.  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

6.                                    Counterparts.  This Joinder Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  It shall not be necessary in making proof of this Joinder Agreement to produce or account for more than one counterpart signed by the party to be charged.  Delivery of an executed counterpart of a signature page of this Joinder Agreement by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.  The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Joinder Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Bank to accept electronic signatures in any form or format without its prior written consent.  Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Bank and the Borrowers, electronic images of this Joinder Agreement (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.  For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

7.                                    Headings.  Section headings used herein are for convenience of reference only, are not part of this Joinder Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Joinder Agreement.

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2

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed as of the date first above written.

EACH CORPORATION AND EACH TRUST LISTED ON SCHEDULE 1 HERETO

By:	/s/ Lindsay Cockburn
Name:	Lindsay Cockburn
Title:	Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Matthew Morris
Name:	Matthew Morris
Title:	Vice President

[Signature Page to Joinder Agreement No. 3 (Baillie Gifford Funds)]

Annex A

List of New Companies

None.

Annex B

List of New Funds

1.                                    Baillie Gifford Emerging Markets ex China Fund

2.                                    Baillie Gifford Health Innovation Equities Fund

Schedule 1

List of Companies, Funds, Administrators, Auditors and Custodians

Company	Fund	Administrator	Auditor	Custodian
Baillie Gifford Funds	Baillie Gifford China A Shares Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford China Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Developed EAFE All Cap Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford EAFE Plus All Cap Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Emerging Markets Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Emerging Markets ex China Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Global Alpha Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Global Stewardship Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Health Innovation Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International All Cap Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International Alpha Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International Concentrated Growth Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International Smaller Companies Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon

Company	Fund	Administrator	Auditor	Custodian
	Baillie Gifford Japan Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Long Term Global Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Multi Asset Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Positive Change Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford U.S. Discovery Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford U.S. Equity Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon

Schedule 2

List of Companies and Funds

Company	Fund
Baillie Gifford Funds	Baillie Gifford China A Shares Growth Fund
Baillie Gifford China Equities Fund
Baillie Gifford Developed EAFE All Cap Fund
Baillie Gifford EAFE Plus All Cap Fund
Baillie Gifford Emerging Markets Equities Fund
Baillie Gifford Global Alpha Equities Fund
Baillie Gifford Global Stewardship Equities Fund
Baillie Gifford International All Cap Fund
Baillie Gifford International Alpha Fund
Baillie Gifford International Concentrated Growth Equities Fund
Baillie Gifford International Growth Fund
Baillie Gifford International Smaller Companies Fund
Baillie Gifford Japan Growth Fund
Baillie Gifford Long Term Global Growth Fund
Baillie Gifford Multi Asset Fund
Baillie Gifford Positive Change Equities Fund
Baillie Gifford U.S. Discovery Fund
Baillie Gifford U.S. Equity Growth Fund